Hayes Lemmerz International Reports Strong Operating Profit
for Fiscal Year Ended January 31

Northville, MI (April 6, 2004) — Hayes Lemmerz International, Inc. (NASDAQ: HAYZ) today reported an operating profit of $62.0 million for the fiscal year ended January 31, 2004, compared with an operating loss of $0.3 million in the year earlier period. Earnings from operations excluding the impact of certain gains and expenses related to the emergence from Chapter 11 was $43.9 million for 2003, compared to $44.2 million in 2002. Gross profit margin increased to 10.7% in 2003 from 10.4% in 2002, despite an increase in depreciation and amortization expense of $25.5 million in 2003 versus 2002.

Fiscal 2003 sales were $2.1 billion, an increase of approximately 3% over 2002 sales of $2.0 billion. Sales were favorably impacted by foreign exchange rate fluctuations which more than offset decreased unit pricing and lower customer production requirements.

Hayes Lemmerz’ balance sheet was significantly strengthened in fiscal 2003 through the Chapter 11 emergence process and continued improvement in operations. Total liabilities were reduced to $1.7 billion as of January 31, 2004 from $2.9 billion a year earlier. The Company’s new $550 million credit facility, including a $100 million revolving credit facility, put in place as part of the emergence process provides ample borrowing capability to meet operational requirements. Cash on hand at January 31, 2004 was $48.5 million, compared with $66.1 million a year earlier.

“Our continuing financial progress reflects the soundness of our business plan and operational improvements,” said Curtis Clawson, Chairman and CEO. “We are strengthening the business by expanding in our strongest segments and geographical regions while rationalizing some less efficient operations.”

As part of its focused investment strategy, Hayes Lemmerz is expanding its low pressure aluminum wheel casting capabilities in Thailand and in the Czech Republic to serve customers in Asia and Europe, and plans to refurbish and expand the cast aluminum wheel plant in Chihuahua, Mexico, utilizing low pressure casting technology. Mr. Clawson said, “These investments in state-of-the-art manufacturing technology around the globe will enhance our global geographic advantage with advanced, low-cost production facilities.”

Hayes Lemmerz will host a telephone conference call to discuss the Company’s 2003 year-end financial results today, Tuesday, April 6, 2004, at 9:30 a.m. (ET). To participate by phone, please dial 10 minutes prior to the call: (800) 399.3882 from the United States and Canada; or (706) 634.4552 from outside the United States. Callers should ask to be connected to the Hayes Lemmerz earnings conference call, Conference ID#6015620. The conference call will be accompanied by a slide presentation, which can be accessed through the Company’s web site in the Investor Kit/ presentations section at http://www.hayes-lemmerz.com/investor_kit/html/presentations.html.

Hayes Lemmerz International, Inc. is a leading global supplier of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components. The Company has 44 facilities and approximately 11,000 employees worldwide.

More information about Hayes Lemmerz International, Inc. is available at our website which is www.hayes-lemmerz.com.

This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include the factors set forth in our periodic reports filed with the SEC. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.

Media: Marika Diamond, 734.737.5162
Investors: Gary Findling, 734.737.5102

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Successor	Predecessor
	Eight Months	Four Months	Year
	Ended	Ended	Ended
	January 31,	May 31,	January 31,
	2004	2003	2003
	(Millions of dollars, except per share amounts)
Net sales	$1,366.6	$689.8	$2,001.6
Cost of goods sold	1,225.8	611.3	1,793.9

Gross profit	140.8	78.5	207.7
Marketing, general and administration	96.2	41.6	123.5
Amortization of intangible assets	8.5	1.6	3.3
Equity in losses of joint ventures	—	—	—
Asset impairments and other restructuring charges	28.9	6.4	43.5
Loss on investment in joint venture	—	—	—
Other income, net	(4.3)	(3.5)	(6.8)
Reorganization items	—	45.0	44.5
Fresh start accounting adjustments	—	(63.1)	—

Earnings (loss) from operations	11.5	50.5	(0.3)
Interest expense, net	42.1	22.7	72.7
Other non-operating expense	1.1	—	—

Earnings (loss) before taxes on income, minority interest, cumulative effect of change in accounting principle and extraordinary gain	(31.7)	27.8	(73.0)
Income tax expense	10.9	60.3	3.6
Minority interest	3.9	1.2	3.5
Cumulative effect of change in accounting principle	—	—	(554.4)
Extraordinary gain on debt discharge	—	1,076.7	—

Net income (loss)	(46.5)	$1,043.0	$(634.5)

Basic and diluted net loss per share	$(1.55)

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HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Successor	Predecessor
	January 31,	January 31,
	2004	2003
	(Millions of dollars,
	except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$48.5	$66.1
Receivables, net of allowance	324.4	276.6
Inventories	189.3	176.6
Deferred tax assets	2.7	7.2
Prepaid expenses and other	13.9	18.4
Assets held for sale	12.4	6.9

Total current assets	591.2	551.8
Property, plant and equipment, net	966.5	951.2
Deferred tax assets	7.9	7.7
Goodwill	416.2	191.3
Intangible assets, net	237.2	102.6
Other assets	77.6	42.0

Total assets	$2,296.6	$1,846.6

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
DIP facility	$—	$49.9
Bank borrowings and other notes	14.2	15.8
Current portion of long-term debt	11.3	40.1
Accounts payable and accrued liabilities	354.4	268.7

Total current liabilities	379.9	374.5
Long-term debt, net of current portion	752.4	61.9
Deferred tax liabilities	98.5	53.2
Pension and other long-term liabilities	428.0	281.2
Series A Warrants and Series B Warrants	8.2	—
Redeemable preferred stock of subsidiary	10.5	—
Minority interest	23.2	16.4
Liabilities subject to compromise	—	2,133.8
Commitments and contingencies
Total stockholders’ equity (deficit)	595.9	(1,074.4)

Total liabilities and stockholders’ equity (deficit)	$2,296.6	$1,846.6

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HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Successor	Successor
	Eight	Four
	Months	Months	Year
	Ended	Ended	Ended
	January 31,	May 31,	January 31,
	2004	2003	2003
	(Millions of dollars)
Cash provided by operating activities	$83.9	$31.1	$105.7

Cash flows from investing activities:
Purchase of property, plant, equipment and tooling	(106.7)	(26.3)	(106.8)
Purchase of equipment previously leased	—	(23.6)	—
Purchase of businesses, net of cash acquired	(19.8)	—	(7.2)
Proceeds from disposal of assets and businesses	4.7	0.8	9.6

Cash used for investing activities	(121.8)	(49.1)	(104.4)

Cash flows from financing activities:
Changes in bank borrowings and credit facilities	(16.0)	(59.7)	14.5
Proceeds from New Senior Notes, net of discount and related fees	—	242.8	—
Proceeds from New Term Loan, net of related fees	—	436.1	—
Prepetition Lenders’ Payment amount	—	(477.3)	—
Payment to holders of Old Senior Notes	—	(13.0)	—
Repayment of long-term debt	(83.9)	—	—
Repayment of note payable	—	(2.0)	—

Cash provided by (used for) financing activities	(99.9)	126.9	14.5

Effect of exchange rate changes on cash and cash equivalents	7.2	4.1	5.1

Increase (decrease) in cash and cash equivalents	(130.6)	113.0	20.9
Cash and cash equivalents at beginning of period	179.1	66.1	45.2

Cash and cash equivalents at end of period	$48.5	$179.1	$66.1

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